Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated June 3, 2013, is by FULL CIRCLE CAPITAL CORPORATION, a Maryland corporation, having an address at 800 Westchester Avenue, Suite S-620, Rye Brook, New York 10573 (the “Borrower”), in favor of SOVEREIGN BANK, N.A., as agent, having an office at 45 East 53rd Street, New York, New York 10022 (in such capacity, together with its successors in such capacity, the “Agent”).

RECITALS

WHEREAS, the Borrower, certain lenders (the “Lenders”) and the Agent, as agent for the Lenders, entered into a Credit Agreement dated the date hereof (as the same may be amended hereafter, the “Credit Agreement”) pursuant to which the Lenders agreed to make certain loans and extend certain credit to the Borrower;

WHEREAS, pursuant to the Credit Agreement, the Borrower is concurrently herewith executing and delivering to the Lenders revolving credit notes in the maximum aggregate principal amount of $32,500,000 to evidence the revolving loans made or to be made under the Credit Agreement (as such notes may be amended or replaced from time to time, the “Revolving Notes”); and

WHEREAS, in order to secure all amounts now or hereafter owing by the Borrower under the Credit Agreement, the Revolving Notes and the other Loan Documents, the Borrower has agreed to grant to the Agent for the ratable benefit of the Lenders a security interest in all of the Collateral (as such term is defined below), all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

I.	DEFINITIONS

1.1            Defined Terms. Terms used in this Agreement and not otherwise defined shall have the meanings assigned to them in the Credit Agreement. In addition, the following words and terms shall have the following meanings:

“Account Debtor” shall mean a Person obligated under or with respect to an Account Receivable.

“Accounts Receivable” shall mean, in addition to the definition of the term “accounts” contained in the Code, all Loans Receivable and all other obligations of any kind at any time due and/or owing to the Borrower (including any such obligation that might be characterized or classified under the Code as accounts, contract rights, chattel paper or otherwise), and all rights of the Borrower to receive payment or any other consideration whether arising from goods sold or leased by the Borrower or services rendered or otherwise, whether or not such right has been earned by performance, whether secured or unsecured, including without limitation, invoices, contract rights, accounts receivable, notes, drafts, acceptances, instruments, refunds, including tax refunds, and all other debts, obligations and liabilities in whatever form owing to the Borrower from any person, firm, governmental authority, corporation or any other entity, all security and guaranties therefor, and all books, records, ledger cards and other tangible and intangible property pertaining to same (including printed copies of all computerized data, electronic machine-readable media of such data, and software owned or licensed (to the extent it can be freely assigned) by the Borrower).

“Agreement” shall mean this Security Agreement and all exhibits, schedules, amendments or supplements hereto, together with all modifications thereto, extensions thereof and substitutions therefor.

“Code” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Collateral” shall have the meaning ascribed to such term in Section 2.1 hereof.

“Computer Hardware and Software” shall mean all of the Borrower’s rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

“Contracts” shall mean all contracts, instruments, undertakings, documents or other agreements in or under which the Borrower may now or hereafter have any right, title or interest, including, without limitation, all loan agreements or credit agreements, contracts, instruments, undertakings, documents or other agreements relating to an FCC Loan or any other Collateral.

“General Intangibles” shall mean, in addition to the definition of the term “general intangibles” contained in the Code, all general intangibles now or hereafter owned by the Borrower or in which the Borrower has rights and, in any event, including, without limitation, all customer lists, mailing lists, prospect lists, partnership interests, Intellectual Property Rights, know-how, engineering labs, computer software, drawings, rights in proprietary information, permits, and the right to receive any assets distributed upon or in connection with the termination of any employee benefit plan.

“Intellectual Property Rights” shall mean all past, present and future: trade secrets, know-how and other proprietary information; Trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); Patent applications and Patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Patents” shall mean all of the following now or hereafter owned by the Borrower: (i) all patents of the United States or any other country, and all applications for patents of the United States or any other country; (ii) all renewals, reissues, continuations, divisions, continuations-in-part or extensions thereof; (iii) any inventions and improvements on existing inventions and any future inventions and improvements thereon; (iv) all rights to damages or profits due or accrued or arising out of all past, present or future infringements of any Patent; (v) the right to sue for all past, present and future infringements of any Patent; and (vi) all rights of the Borrower under any license, royalty, franchise or other agreement relating to any Patent.

“Proceeds” shall mean, in addition to the definition of the term “proceeds” contained in the Code, (i) whatever is received upon any collection, exchange, sale or other disposition or refinancing of any of the Collateral and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the Collateral, (iii) any and all payments (in any form whatsoever) made or due and payable to any Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority), and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Trademarks” shall mean all of the following now or hereafter owned by the Borrower or under which the Borrower has conducted any business: (i) all trademarks, trade names, corporate names, company names, division names, business names, fictitious business names, trade styles, service marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof; (ii) all reissues, extensions or renewals thereof; (iii) the goodwill of any business relating to, conducted with or symbolized by any trademark; (iv) all rights to damages or profits due or accrued or arising out of past, present or future infringements of any trademark or injury to said goodwill; (v) the right to sue for all past, present and future infringements of any trademark; and (vi) all rights of the Borrower under any license, royalty, franchise or other agreement relating to any trademark.

1.2            The terms “Equipment”, “Inventory”, “Chattel Paper”, “Commercial Tort Claims”, “Deposit Accounts”, “Payment Intangibles”, “Documents”, “Financial Assets”, “Fixtures”, “Goods”, “Instruments”, “Investment Property”, “Letter-of-Credit Rights”, “Certificated Securities”, “Security Entitlements”, “Software”, “Payment Intangibles” “Uncertificated Securities” and “Electronic Chattel Paper” shall have the meanings ascribed to them in the Code.

1.3            Except as otherwise defined herein, all words and terms defined in the Credit Agreement shall have the same meanings when used herein.

II.	SECURITY INTEREST

2.1            Grant of Security Interest.

(a)                As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations and in order to induce the Lenders to make the Revolving Loans, the Borrower hereby mortgages, pledges, hypothecates, transfers and grants to the Agent, for the ratable benefit of the Lenders, a first position security interest in and lien on all of the Borrower’s right, title and interest in and to the following, in each case whether now owned or hereafter acquired (all of which being hereinafter collectively called the “Collateral”):

(i)             all Accounts Receivable;

(ii)            all Contracts (except to the extent granting a security interest in any Contract would cause or result in a breach or violation of law);

(iii)           all Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

(iv)           all Inventory;

(v)            all Equipment;

(vi)           all Patents and Trademarks;

(vii)          all Chattel Paper;

(viii)         all Commercial Tort Claims;

(ix)            all Deposit Accounts;

(x)             all Payment Intangibles;

(xi)            all Documents;

(xii)           all Goods and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(xiii)          all Instruments;

(xiv)          all Financial Assets;

(xv)           all Fixtures;

(xvi)          all General Intangibles, including Payment Intangibles and Software;

(xvii)         all Letter-of-Credit Rights;

(xviii)        all Certificated Securities and all Uncertificated Securities (except with respect to any SBIC Subsidiary);

(xix)           all Security Entitlements (except with respect to any SBIC Subsidiary);

(xx)            all Investment Property;

(xxi)           the Collateral Proceeds Account;

(xxii)         any and all moneys, securities, drafts, notes, and other property of any kind of the Borrower, now or hereafter held or received by or in transit to the Agent or any Lender from or for the Borrower (including, without limitation, all moneys held or deposited in the Collateral Proceeds Account or any lockbox maintained by or on behalf of the Agent or any Lender), or which may now or hereafter be in the possession of the Agent or any Lender, or as to which the Agent or any Lender may now or hereafter be in the control or possession of, by documents of title or otherwise, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any and all deposits, general or special, balances, sums, proceeds and credits of the Borrower, and all rights and remedies which the Borrower might exercise with respect to any of the foregoing but for this Agreement;

(xxiii)        to the extent not otherwise included in the foregoing, all other personal property of the Borrower, whether tangible or intangible, whether now owned or hereafter acquired and wherever located; and

(xxiv)        all Proceeds of the foregoing.

(b)               All Collateral heretofore, herein or hereafter given or granted to the Agent by the Borrower shall secure payment of all of the Obligations. The Agent shall be under no obligation to proceed against any or all of the Collateral before proceeding directly against the Borrower. It is expressly agreed by the Borrower that, anything herein to the contrary notwithstanding, the Borrower shall remain liable under each Contract to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Agent nor any Lender shall have any obligation or liability under any such Contract by reason of or arising out of this Agreement or the receipt by the Agent or any Lender of any payment relating to any Contract pursuant hereto, nor shall any such party be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(c)                In addition to the security interest of the Agent in the Collateral as herein provided, all of the Obligations shall be secured by the other Loan Documents.

(d)               The Agent shall have the right to make test verifications of the Accounts Receivable in any manner and through any medium that it considers advisable, and the Borrower agrees to pay to the Agent for its own account the reasonable costs thereof and to furnish all such assistance and information as the Agent may require in connection therewith.

(e)                In the event that any of the Collateral consists of chattel paper, notes and other instruments and negotiable documents, the Borrower shall promptly endorse and deliver the same to the Agent or a Custodian for the ratable account of the Lenders.

2.2            Commercial Tort Claims. The Borrower shall promptly notify the Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim against any third party and, upon request of the Agent, promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by the Agent to grant the Agent, for the ratable benefit of the Lenders, a perfected security interest in any such Commercial Tort Claim.

2.3            Other Collateral. The Borrower shall promptly notify the Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper and, upon the request of the Agent, promptly execute such other documents, and do such other acts or things deemed appropriate by the Agent to deliver to the Agent control with respect to such Collateral. Further, the Borrower shall promptly notify the Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments and, upon the request of the Agent, promptly execute such other documents, and do such other acts or things deemed appropriate by the Agent to deliver to the Agent or a Custodian possession of such Documents which are negotiable and possession of the Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued or endorsed in the name of the Agent or a Custodian. In the event any of the Collateral is in the possession of a third party, other than Certificated Securities and Goods covered by a Document, the Borrower shall promptly obtain a written acknowledgement from the third party that it is holding the Collateral for the benefit of the Agent.

2.4           Lien Perfection; Further Assurances. The Borrower irrevocably authorizes the Agent to prepare and file UCC-1 financing statements as are required by the Code (or otherwise deemed advisable by the Agent) and such other instruments, assignments or documents as are necessary to perfect the Agent’s Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of the Agent’s Lien upon the Collateral. The Borrower further irrevocably authorizes the Agent to prepare and file such UCC-3 continuation statements and initial financing statements in-lieu of continuation statements as the Agent deems necessary or desirable in connection therewith. Unless prohibited by applicable law, the Borrower hereby irrevocably authorizes the Agent to prepare and file any such financing statements, including, without limitation, financing statements that indicate the Collateral (i) as all assets of the Borrower or words of similar effect, or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in this Article II, on the Borrower’s behalf. The Borrower also hereby ratifies its authorization for the Agent to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At the Agent’s request, the Borrower shall also promptly execute or cause to be executed and shall deliver to the Agent any and all documents, instruments and agreements deemed necessary by the Agent to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents.

III.	REPRESENTATIONS AND WARRANTIES.

3.             In order to induce the Agent and the Lenders to enter into the Credit Agreement and the Lenders to make the Revolving Loans, the Borrower hereby represents, warrants and agrees that, for so long as any Obligation is outstanding or the Lenders have any obligation to make Revolving Loans to the Borrower, the following are, and shall continue to be, true, complete and correct:

3.1           Collateral.

(a)                Except as set forth on Schedule 7.1 of the Credit Agreement, the Borrower does not currently conduct, nor within five years prior to the date hereof has it conducted, business under any other or alternate or fictitious name.

(b)               The Borrower is (or, in the case of after acquired property, will be) the sole owner of each item of Collateral and has good and marketable title thereto, free and clear of any and all Liens except for Permitted Liens.

(c)               No security agreement, financing statement, mortgage, deed of trust, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office other than in favor of the Agent or as disclosed on Schedule 7.8 to the Credit Agreement.

(d)               This Agreement constitutes a valid and continuing first lien on and security interest in the Collateral in favor of the Agent (for the ratable benefit of the Lenders), prior to all other liens, encumbrances, security interests and rights of others, except for those instances in which a Permitted Lien would have priority, and is enforceable as such or against creditors of, and purchasers from, the Borrower. All action necessary or desirable to protect and perfect such security interest in each item of Collateral has been taken or will be taken concurrently herewith.

(e)                Schedule 7.15 to the Credit Agreement sets forth the Borrower’s principal place of business which is the location where all records regarding the Collateral are kept.

3.2            Accuracy and Completeness of Information. All information, reports and other papers and data furnished to the Agent in connection with each Revolving Loan is, and will be, at the time the same are so furnished, complete and correct in all material respects. No document furnished or statement now or hereafter made to the Agent in connection with the making of any Revolving Loan contains or will contain any untrue statement of fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

IV.	COVENANTS

4.              The Borrower covenants and agrees that until all the Obligations have been satisfied and paid in full and the Lenders have no further obligation to make any Revolving Loan, the Borrower will comply with the following covenants:

4.1            Insurance. The Borrower shall give the Agent prompt notice of any and all insurance claims made by the Borrower with respect to the Collateral.

4.2            Liens. The Borrower will not create, assume or incur or cause to be created, assumed or incurred, or permit to exist, any Liens on the Collateral except for Permitted Liens, and the Borrower will defend the right, title and interest of the Agent in and to all of the Borrower’s rights to the Collateral and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

4.3            Collateral.

(a)                The Borrower will furnish to the Agent, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may request, all in reasonable detail.

(b)               The Borrower will immediately advise the Agent, in complete detail, (i) of any Lien asserted or claim made against any of the Collateral, (ii) of any material change in the composition of the Collateral and (iii) of the occurrence of any other event which would have a material effect on the value of the Collateral or on the security interest created hereunder.

(c)                In the event the Collateral shall be located upon premises which (i) are leased by the Borrower from a third party or (ii) are owned by the Borrower but encumbered by a mortgage, deed of trust or similar instrument in favor of any third party (other than the Agent), the Borrower shall, upon the Agent’s request, deliver to the Agent such waivers, disclaimers and rights of entry and removal as the Agent may request in order to protect and perfect the security interest granted to the Agent herein and the rights and remedies associated therewith.

4.4            Further Documentation. At any time and from time to time upon the Agent’s request and at the Borrower’s expense, the Borrower will promptly and duly execute and deliver such further documents and instruments and do such further acts and things as the Agent may reasonably request in order to obtain the full benefits of this Agreement and the other Loan Documents and the rights and powers herein and therein granted, including the filing of any financing or continuation statements and amendments thereto under the Code in effect in any jurisdiction and any and all other recording documents with respect to the Liens and security interests granted to the Agent pursuant to the Loan Documents.

4.5            Agent’s Appointment as Attorney-in-Fact.

(a)                The Borrower hereby irrevocably constitutes and appoints the Agent, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Agent’s discretion following the occurrence and during the continuance of an Event of Default, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Agent the power and right, on behalf of the Borrower without notice to or assent by the Borrower, to do the following:

(i)                 upon the occurrence and during the continuance of an Event of Default, to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due or to become due under or in connection with any Collateral, including, without limitation, any Loan Receivable; and

(ii)               upon the occurrence and during the continuance of an Event of Default (A) to direct any FCC Borrower or any other party liable for any payment due the Borrower with respect to any of the Collateral to make payment of any and all moneys due and to become due thereunder directly to the Agent or as the Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral, including, without limitation, any Loan Receivable; (C) to sign and indorse any invoices, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral (including, without limitation, any Loan Receivable) or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral (including, without limitation, any Loan Receivable); (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; and (G) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent’s option and the Borrower’s expense, at any time or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

(b)               The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(c)                The powers conferred on the Agent hereunder are solely to protect the interests of the Agent in the Collateral and shall not impose any duty upon it to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, employees or agents shall be responsible to the Borrower for any act or failure to act, except for its gross negligence or willful misconduct.

(d)               The Borrower also authorizes the Agent at any time and from time to time following the occurrence and during the continuance of an Event of Default to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

4.6            Performance by Agent of Borrower’s Obligations. If the Borrower fails to perform or comply with any of its agreements contained herein or in the Credit Agreement, and the Agent shall perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at the Default Rate, shall be payable by the Borrower to the Agent on demand and shall constitute Obligations secured hereby. The Borrower hereby irrevocably constitutes and appoints the Agent, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Agent’s discretion, to perform or comply with any and all of the Borrower’s obligations hereunder which the Borrower has failed to perform or comply with after notice thereof and to take any and all other actions necessary or advisable in the Agent’s judgment, to protect, preserve, enforce or exercise the Agent’s rights under this Agreement or the other Loan Documents, said power being coupled with an interest and therefore irrevocable.

V.	EVENTS OF DEFAULT

5.              Each of the following shall constitute an Event of Default (provided that any requirement for notice or lapse of time or any grace or cure period or other condition has been satisfied), whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental body:

5.1            If any warranty or representation made by or on behalf of the Borrower contained herein or in any of the Loan Documents or in any document furnished in compliance or connection with the Loan Documents is false or incorrect in any material respect when made.

5.2            If the Borrower shall default in the performance or observance of any covenant or agreement contained in this Agreement and such default shall continue unremedied for thirty (30) days after the earlier of (i) an Authorized Officer becomes aware of such breach, or (ii) notice thereof from the Agent.

5.3            If any Event of Default (as defined in each such instrument or document) shall occur under the Revolving Notes, the Credit Agreement or any of the other Loan Documents.

VI.	REMEDIES

6.1            Upon the occurrence of any Event of Default:

(a)                All payments received by the Borrower under or in connection with any of the Collateral (including, without limitation, the Loans Receivable) shall be held by the Borrower in trust for the Agent, and shall forthwith upon receipt by the Borrower be turned over to the Agent, in the same form as received by the Borrower (duly indorsed by the Borrower to the Agent, if required); and

(b)               Any and all such payments so received by the Agent (whether from the Borrower or otherwise) may, in the sole discretion of the Agent, be held by the Agent as collateral security for, and/or then or at any time thereafter applied in whole or in part by the Agent against, all or any part of the Obligations in such order as the Agent shall determine in its sole discretion. Any balance of such payments held by the Agent and remaining after payment in full of all such Obligations shall be paid over to the Borrower.

6.2            If any Event of Default shall occur, the Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent may, without any requirement of notice, setoff any and all amounts owing by the Borrower to it against any Deposit Account maintained in the Agent by the Borrower or any other property of the Borrower which may now or hereafter be in the Agent’s possession or control, and such right of setoff shall be deemed to have been exercised immediately upon such stated or accelerated maturity as aforesaid even though such setoff is not noted on the Agent’s records until a later time. Without limiting the generality of the foregoing, the Borrower expressly agrees that in any such event the Agent, without demand of performance or other demand, advertisement or notice of any kind (except any notice provisions otherwise contained in this Agreement and the notice specified below of time and place of public or private sale) to or upon the Borrower or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower which shall be released. The Borrower further agrees, at the Agent’s request, to assemble (or cause its agents to assemble) the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Borrower’s premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Agent hereunder, including reasonable attorneys’ fees and legal expenses, to payment in whole or in part of the Obligations, in the manner provided in the Credit Agreement, the Borrower remaining liable for any deficiency remaining unpaid after such application, and only after paying over such net proceeds and after the payment by the Agent of any other amount required by any provision of law, need the Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages, and demands against the Agent arising out of the repossession, retention or sale of the Collateral. Subject to the notice provisions otherwise contained in this Agreement, the Borrower agrees that the Agent need not give more than 10 days’ notice (which notification shall be deemed given, when mailed, postage prepaid, addressed to the Borrower at its address set forth in Section 8.2 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Agent is entitled, the Borrower also being liable for the reasonable fees of any attorneys employed by the Agent to collect such deficiency.

6.3            The Borrower also agrees to pay all costs and expenses (including reasonable attorneys’ fees) incurred by the Agent with respect to the collection of any of the Obligations and the enforcement of any of the Agent’s rights hereunder.

6.4            The Borrower hereby waives (i) presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral, except as otherwise provided herein, (ii) all rights to seek from any court any bond or security prior to the exercise by the Agent of any remedy described herein, (iii) the benefit of all valuation, appraisement and exemption laws, and (iv) all rights to demand or to have any marshalling of assets upon any power of sale granted herein or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any other Loan Document.

6.5            Without limiting the generality of any of the rights and remedies conferred upon the Agent in this Agreement, the Agent may, after the occurrence of an Event of Default and to the full extent permitted by applicable law: (i) take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction; (ii) at the Agent’s option, use, operate, manage and control the Collateral in any lawful manner; (iii) collect and receive all rents, income, revenue, earnings, issues and profits therefrom; and (iv) maintain, repair, renovate, alter or remove the Collateral as the Agent may determine in its sole discretion or any Loan Document.

VII.	INDEMNIFICATION

7.1            Indemnification. The Borrower agrees to pay, reimburse, indemnify and hold harmless, the Agent, the Lenders and their Affiliates and Subsidiaries and each of their respective directors, officers, employees, agents and representatives from and against any and all actions, costs, damages, disbursements, expenses (including reasonable attorneys’ fees), judgments, liabilities, losses, obligations, penalties and suits of any kind or nature whatsoever with respect to (except in the case of gross negligence or willful misconduct of any such party):

(a)                the exercise of any right or remedy granted herein, the collection or enforcement of any of the Obligations and the proof or allowability of any claim arising with respect to the Collateral, whether in any bankruptcy or receivership proceeding or otherwise;

(b)               any claim of third parties, and the prosecution or defense thereof, arising out of or in any way connected with any of the Collateral; and

(c)                any and all recording and filing fees and taxes, and any and all liabilities with respect thereto, or resulting from any delay in paying stamp and other taxes, if any, which may be payable or determined to be payable in connection with the Collateral.

VIII.	MISCELLANEOUS

8.1            Reasonable Care. The Agent shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Agent of any of the rights and remedies hereunder, shall relieve the Borrower from the performance of any obligation on the Borrower’s part to be performed or observed in respect of any of the Collateral.

8.2            Notice. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall be delivered in accordance with the provisions of, and addressed to the respective parties hereto as set forth in, Section 12.13 of the Credit Agreement, except as otherwise set forth in Section 8.10 hereof.

8.3            No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

8.4            Survival of Agreements. All agreements, representations and warranties made herein, and in any certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Notes and the making of any advances under the Revolving Notes.

8.5            Amendment. No modification, amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower shall in any event be effective unless the same shall be in writing and signed by the party granting such modification, amendment or waiver, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

8.6            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, all future holders of the Revolving Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of the Agent.

8.7            Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

8.8            Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts and all such counterparts taken together shall constitute one and the same instrument.

8.9            Governing Law; No Third Party Rights. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the law of the State of New York without regard to its conflict of laws principles. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit, priority or interest in, under or because of the existence of, this Agreement.

8.10          Consent to Jurisdiction; Waiver of Jury Trial; Personal Service. AFTER CONSULTATION WITH COUNSEL, THE BORROWER AND THE AGENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION INVOLVING THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY PARTY, AND HEREBY AGREE THAT, IN THE EVENT OF ANY LITIGATION INVOLVING THE SUBJECT MATTER OF THIS AGREEMENT, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. SUCH WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDERS AND THE AGENT TO ENTER INTO THIS AGREEMENT AND MAKE THE LOANS CONTEMPLATED BY THE CREDIT AGREEMENT. THE BORROWER AND THE AGENT HEREBY CONSENT TO THE JURISDICTION OF THE NEW YORK SUPREME COURT SITTING IN NEW YORK COUNTY AND ANY UNITED STATES FEDERAL COURT SITTING IN OR WITH DIRECT OR INDIRECT JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK IN ANY LITIGATION ARISING HEREUNDER, AND IRREVOCABLY WAIVE ALL DEFENSES TO THE PERSONAL JURISDICTION OF SUCH COURTS, INCLUDING, WITHOUT LIMITATION, DEFENSES BASED UPON THE INCONVENIENCE OF SUCH FORUMS AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND FURTHER AGREES THAT SERVICE OF ANY SUCH PROCESS MAY BE EFFECTED, IN ADDITION TO ANY OTHER MEANS PERMITTED BY THE APPLICABLE RULES OF COURT, BY MAILING SUCH PROCESS CERTIFIED MAIL, RETURN RECEIPT REQUESTED OR BY REPUTABLE OVERNIGHT COURIER PROVIDING A RECEIPT

AGAINST DELIVERY TO THE BORROWER AS SET FORTH IN SECTION 12.13 OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE BORROWER’S ACTUAL RECEIPT THEREOF, THREE (3) BUSINESS DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID, OR ON THE NEXT BUSINESS DAY FOLLOWING THE DELIVERY OF SUCH PROCESS BY A REPUTABLE OVERNIGHT COURIER AS AFORESAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

[Signature page follows]

[Signature page to Security Agreement]

IN WITNESS WHEREOF, the Borrower and the Agent have caused this Agreement to be duly executed and delivered by their duly authorized representatives as of the day and year first above written.

BORROWER: FULL CIRCLE CAPITAL CORPORATION By:___/s/ John E. Stuart____________________ Name: John E. Stuart Title: Chief Executive Officer
AGENT: SOVEREIGN BANK, N.A., as Agent By:______/s/ Joseph Accardi________________ Joseph Accardi, Senior Vice President

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